Exhibit 99.1

Investor Presentation September, 2014 Ocwen Financial Corporation 1 ©2014 Ocwen Financial Corporation. All rights reserved.

FORWARD-LOOKING STATEMENTS: Our presentation contains certain forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: uncertainty related to legislation, regulations, regulatory agency actions, government programs and policies, industry initiatives and evolving best servicing practices; uncertainty related to claims, litigation and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification and other practices; the characteristics of our servicing portfolio, including prepayment speeds along with delinquency and advance rates; our ability to grow and adapt our business, including the availability of new loan servicing and other accretive business opportunities; uncertainty related to acquisitions, including our ability to close acquisitions and to integrate the systems, procedures and personnel of acquired assets and businesses; our ability to effectively manage our regulatory and contractual compliance obligations; the adequacy of our financial resources, including our sources of liquidity and ability to fund and recover advances, repay borrowings and comply with debt covenants; uncertainty related to general economic and market conditions, delinquency rates, home prices and disposition timelines on foreclosed properties; as well as other risks detailed in Owen’s reports and filings with the Securities and Exchange Commission (SEC), including its annual report on Form 10-K/A for the year ended December 31, 2013 (filed with the SEC on 08/18/14) and its quarterly report on Form 10-Q for the quarter ended June 30, 2014 (filed with the SEC on 08/18/14). No assurances can be given as to the amount of shares that Ocwen may repurchase pursuant to its previously announced share repurchase program or otherwise in any given period. Ocwen may use SEC Rule 10b5-1 plans in connection with its share repurchase program. Anyone wishing to understand Owen’s business should review its SEC filings. Owen’s forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise. Ocwen may post information that is important to investors on its website. NON-GAAP FINANCIAL MEASURES: Our presentation contains certain non-GAAP financial measures, such as our references to our segment expenses before allocations out of ‘Corporate Items & Other’ to the Servicing and Lending segments, our references to the value of our MSRs using various methodologies and our references to our economic balance sheet. We believe these non-GAAP financial measures provide a useful supplement to discussions and analysis of our financial condition. We believe these non-GAAP financial measures provide an alternative way to view certain aspects of our business that is instructive. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Owen’s reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. Further information may be found on Owen’s website, including our Q2 2014 earnings call and related presentation. Ocwen Financial Corporation 2

Overview Low cost, scalable technology platform that helps keep families in their homes Ocwen is an attractive partner for banks looking to sell servicing oBanks held accountable for performance of successor servicers oThe only non-bank servicer subject to its own National Mortgage Settlement standards Capital Standards likely o Best capitalized large non-bank servicer with less leverage than peers ~17% of stock owned by Leadership and Board Experienced management team Ocwen Financial Corporation 3

Servicing recognition-a) Ocwen received 3-star ratings, the highest ratings possible, in all categories The report evaluates servicer performance in a range of categories related to processes and controls, including reaching out to investors who own mortgages, soliciting borrowers who may be eligible for HAMP, evaluating borrower eligibility, processing documents, underwriting loan modifications, and maintaining strong fraud controls and quality assurance. Ocwen Financial Corporation (a- Published 9/5/2014 4

Recent Investor themes and questions What is the latest with NY DFS? What drove the financial restatement? Why did Moody’s downgrade your Servicer rating and place your Corporate rating on review for possible downgrade? What is the outlook for the cost structure? Did the value of our MSR’s change in 2Q? How does the ‘Economic Balance Sheet’ MSR valuation relate to past disclosures? What is the latest on your new business initiatives? Ocwen Financial Corporation 5

Recent Investor Themes and Questions What is the latest We don’t comment publicly on discussions or interactions with with NY DFS? regulators. We continue to cooperate fully. What drove the financial After releasing 2Q’14 earnings, it was determined that we could restatement? no longer use an accounting convention (in place since our first transaction) related to the valuation of financing liabilities related to Rights to MSR’s sold to HLSS-a). These values should have been booked to a point estimate, not allowed to reside within a +/- 5% range. The impact was a shift of interest expense among periods in 2013 and 1Q’14. There is no change in cash as a result of the restatement, and total earnings of the company remain unchanged. Ocwen Financial Corporation (a- Ocwen has sold rights to receive servicing fees, excluding ancillary income, with respect to certain of its 6 mortgage servicing rights (Rights to MSRs) to Home Loan Servicing Solutions, Ltd. (HLSS).

Recent Investor Themes and Questions Why did Moody’s downgrade We believe both actions are principally driven by heightened your Servicer rating and regulatory scrutiny of Ocwen and uncertainty in the regulatory place your Corporate rating environment. on review for possible Not aware of any impact on our debt facilities or servicing downgrade? contracts from these announcements. Certain significant non-variable costs related to the Recap What is the outlook for acquisition are still remaining to reduce or eliminate. the cost structure? Regulatory changes and increased compliance and risk infrastructure requirements have added costs to our operations. We believe we can reduce significant costs over 18-24 months-a). Our goal is to return our margins closer to historical levels, adjusting for shifts in product mix and financial leverage. Did the value of our MSR’s The MSR “Value with new Assumptions” was $4.6B at 6/30/14, change in 2Q? $0.6B higher than 1Q’14. The change is primarily driven by lowering the non-Agency CPR to 11%, a rate more consistent with recent history. Ocwen Financial Corporation (a- Excludes potential impact of new acquisitions and new business launches. Timing may extend beyond 7 2016. Ocwen cannot predict resolution of legal and regulatory challenges. See ‘Forward-Looking Statements’ on page 2.

Recent Investor Themes and Questions How does the ‘Economic If you apply the ‘Economic Balance Sheet’ concept to the MSR Balance Sheet’ MSR valuation, the $4.6B becomes $2.4B. This is largely offset by the valuation relate to past value of the HLSS subservicing relationship of $1.3B-a). Additionally, Ocwen received $0.7B of cash from Rights to MSR disclosures? sale transactions so far. We continue to develop the RMBS opportunity. We expect to What is the latest on initiate our first trade(s) in September which will close in the 4th your new business quarter of 2014. initiatives? We are actively working on a new business platform and expect to communicate more in 2015. Both opportunities follow the Investment Criteria outlined in our 2Q’14 Earnings presentation, and we believe they can create significant shareholder value. Ocwen Financial Corporation (a- Internal valuation using new assumptions (see pages 11 and 12).. 8

Ocwen growth

($ in millions unless otherwise noted)

Ocwen transformation …

	2Q'12	2Q'14	% Change
Assets ($ in billions)	$5.4	$8.4	56 %
UPB ($ in billions)	$128	$435	240 %
Loan Count (# in millions)	0.8	2.7	238 %
- Agency (%)	16%	45%	+29 pts
Headcount (# in 000's)	5.4	11.3	109 %
- Onshore (%)	13%	30%	+17 pts
Originations ($ in billions)	$0.0	$1.3	n/a

… means costs have risen as well

Operating Expense Walk[a)]



$84
$190
$44
$26
$345
2Q'12
Servicing
Corporate Items & Other
Lending
2Q'14

- Servicing costs up on higher volumes, running multiple platforms, a higher onshore/offshore mix and higher regulatory-related costs
- Corporate Items & Other increase driven by Risk, Legal, monitor & technology costs
- Lending costs driven by platform acquisitions

(a- Note: Segment results reflect expenses before allocations out of 'Corporate Items & Other' to the Servicing & Lending segments (Non-GAAP). As set forth in our 2Q'14 10-Q on a reported (GAAP) basis the values are as follows: Servicing +$217 million, Corporate & Other +$15 million and Lending +$27 million. We believe it is instructive to view the expenses on a pre-allocation basis.

Ocwen Financial Corporation®
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Cost reduction opportunities Area Current Status Opportunity Servicing Recent acquisitions added structure, Wind-down of Recap legacy technology Cost system & process complexity platform New regulations increased servicing Improved data management and quality complexity, data storage and retrieval increasing efficiencies and reducing requirements and compliance controls rework Increase use of lower-cost labor Automation of additional processes Process maturity as industry changes, due to new regulations, slow Overhead Recap added more cost structure Further system and process integration Cost Built out Corporate structure to support and resource optimization should reduce business growth cost and unlock economies of scale Uncollectible Booked $39 million of reserves YTD for Further automation and improvements in Advances primarily agency uncollectible or non-operating processes can reduce amount recoverable advances significantly Monitors & Incurring significant expenses in Opportunity to reduce these expenses Professional Fees connection with Monitoring agreements over time Ocwen Financial Corporation 10

6/30/14 MSR values using various methodologies

($ in millions)



$4,585
$3,513
$2,496
$2,002
$1,072
$1,017
$1,017
$494
$494
$494
$2,002
$2,002
$2,002
$2,002
$2,583
Incremental value embedded in MSRs
Book Value
Fair Market Value
Internal Valuation
Value with new assumptions
Book Value
Fair Market Value
Internal Valuation
Change in assumptions

- Fair market value reflects third-party broker estimates of value using the midpoint estimate of the broker range.
- Internal valuation revises third-party broker estimates of value to reflect lower servicing costs and recoverability of Deferred Servicing Fees (DSF). It does not reflect Ocwen's superior ability to lower delinquencies that would further increase the value of our MSRs.
- Value with new assumptions revises internal valuation to reflect lower discount rate to 8% from 16% for Non-Agency and 9% for Agency, and lower CPR from 17% to 11% for Non-Agency MSRs. No change was made to Agency CPRs.
- All values include MSRs where Rights to MSRs have been sold to HLSS.

Ocwen Financial Corporation®

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6/30/14 MSR values (net of HLSS Rights to MSRs Sales) using various methodologies

OCWEN

($ in millions)



$2,002
$1,458
$2,496
$1,867
$3,513
$2,187
$4,585
$2,442
$4,490
$734
$1,314
Book Value
Fair Value
Internal Valuation
Value with new Assumptions

- Cash received from Rights to MSR sales
- Value of HLSS subservicing relationship to Ocwen[a)]

Traditional Ocwen MSR presentation

Consistent with "Economic Balance Sheet" presentation from 2Q'14 Earnings presentation; reflects Ocwen's MSR value net of HLSS Rights to MSRs sales

Rights to MSRs Sales value to Ocwen:

- ✓ Source of cash & liquidity
- ✓ Avoids Ocwen funding & financing Servicing Advances
- ✓ Critical to 'Asset-Light' strategy
- ✓ Reduction in equity required more than offsets loss of income, resulting in higher Returns on Equity for shareholders

Ocwen Financial Corporation®

(a- Valuation based on anticipated future cash flows, Ocwen's lower cost to service and an 8% discount rate (i.e., same basis as MSR value under Value with new assumptions).

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